Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 2016, relating to the consolidated financial statements of SkyPeople Fruit Juice, Inc. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Jia Roger Qian Wang, CPA

Jackson HTS, NY
February 23, 2017